     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2000



                                            REGISTRATION STATEMENT NO. 333-33024

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CAPSTONE TURBINE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          3629                          95-4180883
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
      OF INCORPORATION OR          CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)
         ORGANIZATION)

                               6430 INDEPENDENCE
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 716-2929
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                                DR. AKE ALMGREN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CAPSTONE TURBINE CORPORATION
                               6430 INDEPENDENCE
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 716-2929

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                BRIAN CARTWRIGHT                             ROBERT E. BUCKHOLZ, JR.
                LATHAM & WATKINS                               SULLIVAN & CROMWELL
        633 WEST 5TH STREET, SUITE 4000                          125 BROAD STREET
         LOS ANGELES, CALIFORNIA 90071                       NEW YORK, NEW YORK 10004
                 (213) 485-1234                                   (212) 558-4000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

                     NATURE OF EXPENSE                          AMOUNT
                     -----------------                        ----------
SEC Registration Fee........................................  $   30,360
NASD Filing Fee.............................................      12,000
Nasdaq National Market Listing Fee..........................
Accounting Fees and Expenses................................
Legal Fees and Expenses.....................................
Printing Expenses...........................................
Blue Sky Qualification Fees and Expenses....................
Transfer Agent's Fee........................................
Miscellaneous...............................................
                                                              ----------
Total.......................................................  $
                                                              ==========

The amounts set forth above, except for the Securities and Exchange Commission and National Association of Securities Dealers, Inc. fees, are in each case estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and executive officers that require Capstone among other things to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     (a) Issuances of Shares of Preferred Stock and Preferred Stock Warrants

     On January 17, 1997, Capstone issued and sold 3,125,000 shares of its Series D Preferred Stock to eighteen accredited investors for an aggregate purchase price equal to $12,500,000. This issuance was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a sale by an issuer not involving a public offering.

     On August 22, 1997 and November 21, 1997, Capstone issued and sold 5,865,814 and 4,587,331 shares of its Series E Preferred Stock, respectively to seventy-four accredited investors for an aggregate purchase price equal to $63,979,000. This issuance was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a sale by an issuer not involving a public offering.

     On May 31, 1999 and September 2, 1999, Capstone issued and sold convertible promissory notes in the aggregate principal amount of $22,190,992 that were converted into 11,095,496 shares of Series F preferred stock to sixty-six accredited investors. This issuance was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a sale by an issuer not involving a public offering.

     On February 24, 2000 Capstone issued and sold 35,683,979 shares of its Series G Preferred Stock to 140 accredited investors for an aggregate purchase price equal to $137,500,000. This issuance was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a sale by an issuer not involving a public offering.

     (b) Issuances of Common Stock and Common Stock Warrants

     Between September 14, 1988 and March 1, 2000, Capstone issued 5,884,431 shares of its common stock, of which 1,567,022 shares were issued upon exercise of warrants and 2,244,831 shares were issued upon exercise of stock options. Capstone has remaining issued and unexercised warrants exercisable for 15,616,488 shares of its common stock. This amount includes warrants exercisable for 275,000 shares of common stock to two accredited investors as well as Capstone's commitment to issue warrants exercisable for 1,132,628 shares of common stock in connection with the Series G offering. Certain warrants were issued in connection with the Bridge Notes convertible into Series F Preferred Stock to sixty-one accredited investors. The issuance was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a sale by an issuer not involving a public offering.

     (c) Issuances of Options to Employees, Directors and Consultants.

     Between September 14, 1988 and March 1, 2000, Capstone issued options exercisable for 10,795,286 shares (net of cancellations) of its common stock pursuant to Capstone's 1993 Incentive Stock Option Plan to approximately 120 individuals. Of this amount as of February 29, 2000, 2,244,831 options had been executed, 2,517,379 options are issued and exercisable, and 6,033,076 options are issued and require further vesting before they are exercisable. Of the issued shares of the Series C Preferred Stock, 35,000 shares were issued pursuant to employment agreements and 18,407 shares were issued for consulting services rendered. Of the shares of Series E Preferred Stock issued, 45,500 shares were issued through stock option agreements and 164,340 shares were issued for services rendered and through other arrangements. These grants were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as a transaction to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of the foregoing represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT                                                                  PAGE
NUMBER                             DESCRIPTION                           NO.
-------                            -----------                           ----
 1.1*      Form of Underwriting Agreement..............................
 3.1#      Articles of Incorporation of Capstone Turbine...............
 3.2*      Form of Amended and Restated Certificate of Incorporation of
           Capstone Turbine............................................
 3.3#      By-laws of Capstone Turbine.................................
 3.4*      Amended and Restated By-laws of Capstone Turbine............
 4.1*      Specimen certificate for shares of common stock, $.001 par value, of Capstone Turbine..................................
 5.1*      Opinion of Latham & Watkins as to the legality of the
           securities being offered....................................
 9.1#      Investor Rights Agreement...................................
10.1+      Solar Alliance and License Agreements.......................
10.2#      Lease between registrant and Northpark Industrial -- Leahy
           Division LLC, dated December 1, 1999, for leased premises at
           21211 Nordhoff Street, Chatsworth, California...............
10.3#      1993 Incentive Stock Option Plan............................
16.1#      Letter from Ernst & Young LLP regarding change in
           independent auditors........................................
23.1#      Consent of Deloitte & Touche LLP............................
23.2#      Consent of Ernst & Young LLP................................
23.3#      Consent of Latham & Watkins (included in exhibit 5.1).......
24.1#      Powers of Attorney (included on signature page).............
27.1#      Financial Data Schedule.....................................


---------------
*  To be filed by amendment


+ Filed herewith; portions of this exhibit have been omitted pursuant to a request for confidential treatment.



# Previously filed


     (b) Financial Statement Schedules

           (1) Independent Auditors' Report of Deloitte & Touche LLP...  S-1
           (2) Independent Auditors' Report of Ernst & Young LLP.......  S-2
           (3) Schedule II -- Valuation and Qualifying Accounts........  S-3

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on April 18, 2000.


                                          Capstone Turbine Corporation

                                          By:       /s/ AKE ALMGREN
                                            ------------------------------------
                                                        Ake Almgren
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ake Almgren and Jeff Watts, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                   /s/ AKE ALMGREN                        President, Chief Executive     April 18, 2000
-----------------------------------------------------        Officer and Director
                     Ake Almgren                        (Principal Executive Officer)

                          *                                Chief Financial Officer       April 18, 2000
-----------------------------------------------------  (Principal Financial Officer and
                    Jeffrey Watts                       Principal Accounting Officer)

                          *                                        Director              April 18, 2000
-----------------------------------------------------
                    Richard Aube

                          *                                        Director              April 18, 2000
-----------------------------------------------------
                    John Jaggers

                          *                                        Director              April 18, 2000
-----------------------------------------------------
                  Jean-Rene Marcoux

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                          *                                        Director              April 18, 2000
-----------------------------------------------------
                  Benjamin M. Rosen

                          *                                        Director              April 18, 2000
-----------------------------------------------------
                    Peter Steele

                          *                                        Director              April 18, 2000
-----------------------------------------------------
                     Eric Young

                *By: /s/ AKE ALMGREN
    --------------------------------------------
                     Ake Almgren
                  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1*     Form of Underwriting Agreement.
 3.1#     Articles of Incorporation of Capstone Turbine.
 3.2*     Form of Amended and Restated Certificate of Incorporation of
          Capstone Turbine.
 3.3#     By-laws of Capstone Turbine.
 3.4*     Amended and Restated By-laws of Capstone Turbine.
 4.1*     Specimen certificate for shares of common stock, $.001 par value, of Capstone Turbine.
 5.1*     Opinion of Latham & Watkins as to the legality of the
          securities being offered.
 9.1#     Investor Rights Agreement
10.1+     Solar Alliance and License Agreements
10.2#     Lease between registrant and Northpark Industrial -- Leahy
          Division LLC, dated December 1, 1999, for leased premises at
          21211 Nordhoff Street, Chatsworth, California.
10.3#     1993 Incentive Stock Option Plan
16.1#     Letter from Ernst & Young LLP regarding change in
          independent auditors
23.1#     Consent of Deloitte & Touche LLP
23.2#     Consent of Ernst & Young LLP
23.3#     Consent of Latham & Watkins (included in exhibit 5.1)
24.1#     Powers of Attorney (included on signature page).
27.1#     Financial Data Schedule.


---------------
*  To be filed by amendment


+ Filed herewith; portions of this exhibit have been omitted pursuant to a request for confidential treatment.



# Previously filed